SCHEDULE 14A INFORMATION

            Proxy Statement  Pursuant to Section  14(a)  of the
                         Securities Exchange Act of 1934
                              (Amendment No. ___)

Filed by the Registrant |X|
Filed by a Party other than the Registrant

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive  Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-12.

                              Hurco Companies, Inc.

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                  (Name of Registrant as Specified in Its Charter)


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      (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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     paid  previously.  Identify the previous filing by  registration  statement
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
                              HURCO COMPANIES, INC.

                               ONE TECHNOLOGY WAY

                                 P.O. BOX 68180
                         INDIANAPOLIS, INDIANA 46268
                                 (317) 293-5309

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 23, 2000

To Our Shareholders:

The 2000 Annual Meeting of Shareholders of Hurco Companies, Inc., will be held at the corporate headquarters of Hurco Companies, Inc., One Technology Way, Indianapolis, Indiana, 46268 at 10:00 a.m. (Indianapolis time) (11:00 a.m. EDT) on Tuesday, May 23, 2000, for the following purposes:

1. To elect seven directors to serve until the next annual meeting or until their successors are duly elected and qualified.

2. To approve or disapprove a proposed amendment to the Company's 1997 Stock Option and Incentive Plan which (i) increases from 500,000 to 750,000 the number of shares of common stock subject to issuance under the plan, (ii) increases from 100,000 to 200,000 the number of shares of common stock which may be granted to any individual participant pursuant to awards made under the plan, and
              (iii) adds as eligible participants in the plan members of the Company's Board of Directors who are not employees of the Company.

3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

If you do not expect to attend the Annual Meeting, please mark, sign and date the enclosed proxy and return it in the enclosed return envelope which requires no postage if mailed in the United States.

Only shareholders of record as of the close of business on March 17, 2000, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for approval of one or more of the above matters at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                            By order of the Board of Directors,



                            Roger J. Wolf, Secretary

April 6, 2000
Indianapolis, Indiana

                             YOUR VOTE IS IMPORTANT

                     Even if you plan to attend the meeting,
                     we urge you to mark, sign and date the
                     enclosed proxy and return it promptly
                     in the enclosed envelope.

                              HURCO COMPANIES, INC.

                               One Technology Way

                                 P. O. Box 68180

                           Indianapolis, Indiana 46268

                         Annual Meeting of Shareholders

                                  May 23, 2000
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                                 PROXY STATEMENT
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                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

This Proxy Statement is furnished to the holders (the "Shareholders") of common stock of Hurco Companies, Inc. ("Hurco" or the "Company") in connection with the solicitation of proxies by the Board of Directors for the 2000 Annual Meeting of Shareholders to be held at 10:00 a.m. (Indianapolis time) (11:00 a.m. EDT) on May 23, 2000 at the corporate headquarters of Hurco Companies, Inc., One Technology Way, Indianapolis, Indiana, and at any adjournments thereof. This Proxy Statement and the accompanying form of proxy are being mailed to the Shareholders on or about April 6, 2000. Proxies are being solicited principally by mail. Directors, officers and regular employees of Hurco may also solicit proxies personally by telephone, telegraph or otherwise. All expenses incident to the preparation and mailing to the Shareholders of the Notice, Proxy Statement and form of Proxy will be paid by Hurco.

Shareholders of record as of the close of business on March 17, 2000, are entitled to notice of and vote at the Annual Meeting or any adjournments thereof. On such record date, Hurco had 5,951,859 shares of common stock outstanding and entitled to vote. Each share will be entitled to one vote with respect to each matter submitted to a vote. The presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business.

If the enclosed form of proxy is executed and returned, it may be revoked at any time before it is voted by giving written notice to the Secretary of the Company. If a shareholder executes more than one proxy, the proxy having the latest date will revoke any earlier proxies. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person.

A proxy, if returned properly executed and not subsequently revoked, will be voted in accordance with the instructions of the shareholder in the proxy. If no instructions are given, the proxy will be voted for the election of the Board of Directors' nominees named in this Proxy Statement. Directors will be elected by a plurality of the votes cast. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owners. Shares that are not voted with respect to a specific proposal will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. Neither the non-voting of shares nor abstentions will affect the matters to be voted on at the Annual Meeting.

                              ELECTION OF DIRECTORS

The Board of Directors has nominated seven persons for election as directors. Except for Mr. Robert W. Cruickshank and Mr. Michael Doar, all nominees are currently directors. Each director will serve for a term of one year, which expires at the next Annual Meeting of Shareholders of the Company when his successor has been elected. The seven nominees are: Robert W. Cruickshank, Michael Doar, Hendrik J. Hartong, Jr., Brian D. McLaughlin, Richard T. Niner, O. Curtis Noel and Charles E. Mitchell Rentschler. Unless authority is specifically withheld, the shares represented by the enclosed form of proxy will be voted in favor of these nominees.

If any of these nominees becomes unable to accept election, the persons named in the proxy will exercise their voting power in favor of such person or persons as the Board may recommend. All of the nominees have consented to being named in this Proxy Statement and to serve if elected. The Board of Directors knows of no reason why any of the nominees would be unable to accept election.

The following information sets forth the name of each director, his age, tenure as a director, principal occupation and business experience for the last five years:

                                                                   Served as a
Name                                          Age                 Director since
----                                          ---                 --------------
Robert W. Cruickshank                         54                      -----

Michael Doar                                  44                      -----

Hendrik J. Hartong, Jr. (1,3,4)               61                       1986

Brian D. McLaughlin (1)                       57                       1987

Richard T. Niner (1,2,4)                      60                       1986

O. Curtis Noel (3,4)                          64                       1993

Charles E. Mitchell Rentschler (2,3)          60                       1986


Robert W. Cruickshank, since 1981, has been owner of R. W. Cruickshank Company, a financial services firm. Mr. Cruickshank is also a director of Calgon Carbon Corporation and Friedman's Jewlers, Inc. This will be Mr. Cruickshank's first term as a director of the Company.

Michael Doar has been President of Ingersoll Contract Manufacturing Company, a subsidiary of Ingersoll International, since 1999. From 1989 until 1998, he held various management positions with Ingersoll Milling Machine Company. This will be Mr. Doar's first term as a director of the Company.

Hendrik J. Hartong, Jr. is a general partner of Brynwood Management III and Brynwood Management IV, L.P., the general partner of Brynwood Partners III and Brynwood Partners IV, L.P. Mr. Hartong is also a general partner of Brynwood Management II, L.P., the general partner of Brynwood Partners II, L.P., and until December 31, 1998, was a general partner of Brynwood
Management, the general partner of Brynwood Partners Limited Partnership. Mr. Hartong has served as a director of Lincoln Snacks since June 1998. Mr. Hartong has been a director since 1986.

Brian D. McLaughlin has been President and Chief Executive Officer of Hurco since December 1987. From 1982 to 1987, he was employed as President and General Manager of various divisions of Ransburg Corporation, an international manufacturer of factory automation equipment. Previously, he was employed in general management and marketing management positions with Eaton Corporation. Mr. McLaughlin has been a director since 1987.

Richard T. Niner was elected Chairman of the Board of Directors on March 9, 1999. Mr. Niner is a general partner of Wind River Associates. Mr. Niner is also a general partner of Brynwood Management II, L.P., the general partner of Brynwood Partners II, L.P., and until December 31, 1998, was a general partner of Brynwood Management, the general partner of Brynwood Partners Limited Partnership. Mr. Niner is also a director of Arrow International, Inc. and Case, Pomeroy & Company, Inc. Mr. Niner has been a director since 1986.

O. Curtis Noel has been an independent business consultant for more than ten years specializing in market and industry studies, competitive analysis and corporate development programs with clients in the U.S. and abroad. Mr. Noel has been a director since 1993.

Charles E. Mitchell Rentschler has served as President and Chief Executive Officer of The Hamilton Foundry & Machine Co. since 1985.
Mr. Rentschler has been a director since 1986.

(1)      Member of Executive Committee
(2)      Member of Audit Committee
(3)      Member of Compensation Committee
(4)      Member of Nominating Committee

The Board of Directors recommends a vote FOR each of the nominees listed above.

Board Meetings and Committees

During the last fiscal year, the Board of Directors held six meetings. All of the current directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served.

The Board has an Executive Committee, which held no meetings during the last fiscal year. The Executive Committee may exercise all of the authority of the Board of Directors with respect to the general operations of Hurco between meetings of the Board.

The Board has a Compensation Committee that held three meetings during the last fiscal year. The Compensation Committee reviews and recommends to the Board the compensation of the officers and managers of Hurco and guidelines for the general wage structure of the entire workforce. The Compensation Committee also oversees the administration of the Company's employee benefit plans. The report of the Compensation Committee regarding executive compensation is included on page 10 of this Proxy Statement.

The Board also has an Audit Committee that held three meetings during the last fiscal year. The Audit Committee has the authority to oversee the Company's accounting and financial reporting activities, and meets with the Company's independent accountants and Chief Financial Officer to review the scope, cost and results of the annual audit and to review internal accounting controls, policies and procedures. The Board of Directors selects the independent accountants of Hurco upon the recommendation of the Audit Committee. See INDEPENDENT ACCOUNTANTS on page 18.

The Board of Directors has a Nominating Committee that held one meeting during the last fiscal year. The Nominating Committee reviews the structure and composition of the Board of Directors and considers the qualifications of and recommends all nominees for directors. The Nominating Committee will consider candidates whose names are submitted in writing by shareholders. Shareholders who wish to nominate persons for election as directors must comply with the advance notice and eligibility requirements contained in the Company's By-laws, a copy of which is available upon request. Such requests and any nominations should be addressed to the Secretary, Hurco Companies, Inc., One Technology Way, P.O. Box 68180, Indianapolis, Indiana 46268.

The members of these Committees are identified in the table on pages 2 and 3.

Compensation of Directors

Each director who is not a full-time employee of the Company received a fee of $1,500 for each meeting of the Board of Directors attended during fiscal 1999 effective February 1, 1999 (previously $1,000 per meeting). Each such director also received $5,000 per fiscal quarter. Directors are also entitled to receive reimbursement for travel and other expenses incurred in attending such meetings. Mr. Niner received annual compensation of $72,000 for his services as Chairman of the Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock, to file reports of ownership with the Securities and Exchange Commission and Nasdaq. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, the Company believes that, during its fiscal year ending October 31, 1999, its officers, directors and greater than 10% beneficial owners complied with all filing requirements under Section 16(a).

PROPOSAL 2 - Approval of Amendment to the Company's 1997 Stock Option and Incentive Plan

On March 14, 2000, the Board of Directors of the Company adopted an amendment to the Company's 1997 Stock Option and Incentive Plan (the "Plan") and directed that the amendment be submitted to the shareholders of the Company for consideration and approval at the 2000 Annual Meeting. The amendment would increase from 500,000 to 750,000 the number of shares of common stock subject to issuance under the Plan, would increase from 100,000 to 200,000 the number of shares of common stock which may be granted to any individual participant pursuant to awards made under the Plan, and would add as eligible participants in the Plan members of the Company's Board of Directors who are not employees of the Company. The proposed amendment to the Plan will not become effective unless it is approved at the Annual Meeting by the vote of the holders of a majority of the shares of common stock represented at the meeting.

As of March 1, 2000, there were options to purchase an aggregate of 463,500 shares of common stock outstanding and unexercised that had been granted under the Plan.

The following is a summary of the principal features of the Plan. The summary is qualified in its entirety by reference to the complete text of the Plan, a copy of which (marked to show the proposed amendment) is appended to this Proxy Statement as Annex A.

Purpose

The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining officers, directors and key employees of the Company and its Affiliates. The Company believes that officers, directors and key employees who own shares of common stock will have a closer identification with the Company and greater motivation to work for the Company's success by reason of their ability as shareholders to participate in the Company's growth and earnings.

Eligible Persons

Recipients of awards under the Plan must be, or have been at the time of grant, employees of the Company. If the amendment of the Plan is approved by the shareholders, members of the Company's Board of Directors who are not employees of the Company would also be eligible for awards under the plan. There are presently approximately 300 persons who would be eligible for awards under the amended Plan.

Shares Subject to the Plan

If the amendment of the Plan is approved by the shareholders, the number of shares of common stock subject to the Plan would be increased from 500,000 to 750,000. The number of shares of common stock subject to the Plan is subject to adjustment in certain events. If the amendment to the Plan is approved by the shareholders, the number of shares of common stock, which may be granted to any individual participant pursuant to awards made under the Plan, would be increased from 100,000 to 200,000.

The number of shares covered by an award under the Plan reduces the number of shares available for future awards, however, any awards that terminate or are surrendered or forfeited without exercise or issuance will become available for further awards under the Plan.

The closing sales price of common stock on March 17, 2000, as quoted on the Nasdaq National Market was $4.00 per share.

Administration of the Plan

The Plan is administered by the Compensation Committee of the Board of Directors. Subject to the terms of the Plan, the Compensation Committee has sole authority to determine and designate persons who are to be granted awards under the Plan and the nature and terms of the awards to be granted, including the number of shares to be subject to such awards.

Grant of Stock Options

With respect to the grant of stock options under the Plan that are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), the option price must be at least 100% (or 110% in the case of any holder of more than 10% of the voting power of the Company or any Affiliate) of the fair market value of the common stock on the date of the grant of the stock option. The aggregate fair market value (determined on the date of grant) of the shares of stock subject to "incentive stock options" that become exercisable for the first time by a grantee in any calendar year may not exceed $100,000.

The Compensation Committee establishes the exercise price of nonqualified stock options at the time the options are granted.

The number and class of shares subject to an option will be adjusted by the Compensation Committee in the event of stock splits, stock dividends, recapitalization and certain other events involving changes in the Company's capital.

Exercise of Stock Options

No incentive stock options granted under the Plan may be exercised more than ten years, or five years in the case of any holder of more than 10% of the voting power of the Company or any Affiliate (or such shorter period as the Compensation Committee may determine), from the date it is granted. Nonqualified stock options may be exercised during such period as the Compensation Committee determines at the time of grant.

Stock options granted under the Plan become exercisable in one or more installments in the manner and at the time or times specified by the Compensation Committee at the time of grant.

Performance Shares

The Compensation Committee may grant awards of performance shares, in which case the grantee could be granted shares of the Company's common stock, subject to satisfaction of specified performance goals established by the Compensation Committee. Performance goals may be established on one or more of the following business criteria: earnings per share; return on equity; return on assets; operating income; or market value per share. The applicable performance goals and all other terms and conditions of the award are determined in the discretion of the Compensation Committee.

After an award of performance shares has vested (that is, after the applicable performance goal or goals have been achieved), the grantee will be entitled to a payment of shares of the Company's common stock, cash or a combination thereof. However, no grantee shall receive any such payment unless the Compensation Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the Plan and that the performance goals and any other material terms previously established by the Compensation Committee or set forth in the Plan were, in fact, satisfied. If a grantee terminates employment prior to the end of the period of time over which the performance shares are being earned for any reason other than death, disability or retirement, all of such grantee's rights with respect to performance shares that have not yet been earned shall be forfeited. However, a grantee shall be entitled to receive any performance shares earned as of the date of termination if the specified performance goals have been attained.

As of the date of this Proxy Statement, the Company has not made any awards of performance shares.

Restricted Shares

The Compensation Committee may grant awards of restricted shares, in which case the grantee is granted shares of the Company's common stock subject to a restricted period during which, or at the expiration of which, the restricted shares vest. All terms and conditions of an award of restricted shares are determined in the discretion of the Compensation Committee, subject to the limitations of the Plan. Unless the Compensation Committee otherwise specifically provides, a grantee of restricted shares has the right to receive all dividends on the restricted shares and the right to vote the restricted shares during the restricted period. If a grantee terminates employment for any reason prior to the end of the restricted period, all of such grantee's rights with respect to the nonvested portion of the restricted shares are forfeited.

As of the date of this Proxy Statement, the Company has not made any awards of restricted shares.

Stock Appreciation Rights

The Compensation Committee may grant awards of stock appreciation rights, either in connection with the grant of a related option (affiliated or tandem stock appreciation rights), or independently of any option (freestanding stock appreciation rights). Affiliated stock appreciation rights automatically will be deemed to be exercised at the same time the related option is exercised and not necessitate a reduction in the number of shares of common stock subject to the relation option. Tandem stock appreciation rights require forfeiture of the right to purchase an equal number of shares under the related option when such stock appreciation rights are exercised (and will be canceled upon the exercise of the related option to the extent of the number of shares purchased under the option). All terms and conditions of an award of stock appreciation rights are determined in the discretion of the Compensation Committee, subject to the limitations of the Plan. Payment for stock appreciation rights may be in cash, shares of common stock, or a combination thereof, at the discretion of the Compensation Committee.

As of the date of this Proxy Statement, the Company has not made any awards of stock appreciation rights.

Miscellaneous Provisions

The Compensation Committee may accelerate the period of exercise or vesting of any incentive award, either absolutely or contingently, for such reasons as the Compensation Committee may deem appropriate.

In general, if the service of a recipient of performance shares or restricted shares is involuntarily terminated within twelve months following a change in control of the Company, a recipient of performance shares is entitled to a pro rata payment as though the recipient had retired, and a recipient of restricted shares becomes fully vested in the restricted shares and the restricted period with respect to such shares lapses. In addition, in the event of a tender offer or exchange offer for the common stock or upon the occurrence of certain other events, all options and stock appreciation rights granted under the Plan will become exercisable in full, unless otherwise provided by the Compensation Committee.

Amendment of the Plan

The Board, or the Compensation Committee with the approval of the Board may, at any time, terminate or amend the Plan. No amendments to the Plan will require shareholder approval unless such approval is required to comply with Rule 16b-3 under the Securities Exchange Act of 1934; Section 422 of the Code or the requirements of the Nasdaq National Market.

Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of awards under the Plan. The summary is based on current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive.

Limitation on Amount of Deduction. The Company generally will be entitled to a tax deduction for awards under the Plan only to the extent that the participants recognize ordinary income from the award. Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or it qualifies as "performance-based compensation" under Section 162(m). The Plan has been designed to permit the Compensation Committee to grant awards which qualify for deductibility under Section 162(m).

Taxation of Ordinary Income and Capital Gains. Subject to certain exceptions, the maximum federal tax rate on "net capital gains" from the sale or exchange of capital assets is 20%. "Net capital gain" is the excess of net long-term capital gain over net short-term capital loss. Short-term capital gains are taxed at the same rates applicable to ordinary income. Gains or losses from the sale or exchange of capital assets will be "long-term" if the capital asset was held for more than one year and "short-term" if the capital asset was held for one year or less. For taxpayers with certain income levels, the marginal tax rate applicable to ordinary income can range up to 39.6%. The classification of income as ordinary compensation income or capital gain is also relevant for income tax purposes for taxpayers who have capital losses and investment interest.

Nonqualified Stock Options. A participant who is granted a nonqualified option does not recognize taxable income upon the grant of the option, and the Company is not entitled to a tax deduction. The participant will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the option price. Such income will be treated as compensation to the participant subject to the applicable withholding requirements. The Company is generally entitled to a tax deduction in an amount equal to the amount taxable to the participant as ordinary income in the year the income is taxable to the participant. Any appreciation in value after the time of exercise will be taxable to the participant as capital gains and will not result in a deduction by the Company.

The participant may also be required to recognize gain or loss upon the sale of the option shares. If the selling price of the option shares exceeds the participant's basis in the shares, the participant will recognize long-term capital gain if the option shares were held for more than one year, and short-term capital gain if the shares were held for one year or less. If the selling price of the option shares is less than the participant's basis in the shares, the participant will recognize long-term or short-term capital loss depending on how long the shares were held. The participant's basis in the option shares will equal the amount of ordinary income recognized by the participant upon exercise of the option, plus any cash paid to exercise the option.

Incentive Stock Options. Incentive stock options may be granted only to participants who are employees. An employee who receives an incentive stock option does not recognize taxable income upon the grant or exercise of the option, and the Company is not entitled to a tax deduction. The difference between the option price and the fair market value of the option shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the employee in the year of exercise. The Company will not be entitled to a deduction with respect to any item of tax preference.

An employee will recognize gain or loss upon the disposition of shares acquired from the exercise of incentive stock options. The nature of the gain or loss depends on how long the option shares were held. If the option shares are not disposed of pursuant to a "disqualifying disposition" (i.e., no disposition occurs within two years from the date the option was granted nor one year from the date of exercise), the employee will recognize long-term capital gain or capital loss depending on the selling price of the shares. If option shares are sold or disposed of as part of a disqualifying disposition, the employee must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the option shares on the date of exercise and the option price. Any additional gain will be taxable to the employee as a long-term or short-term capital gain, depending on how long the option shares were held. The Company is generally entitled to a deduction in computing its federal income taxes for the year of disposition in an amount equal to any amount taxable to the employee as ordinary income.

Performance Shares. A participant who receives performance shares will generally recognize additional compensation taxable as ordinary income and subject to withholding, and the Company will be entitled to a tax deduction, at the time payment is made, whether in the form of cash or shares of the Company's common stock. To the extent that payment is made in the form of stock, the amount taxable as compensation to the participant and deductible by the Company is measured by the then fair market value of the shares, which constitutes an addition to the participant's tax basis in such shares.

Restricted Shares. A participant who receives restricted shares will generally recognize compensation taxable as ordinary income when the restrictions lapse and the shares become vested. The amount taxable as compensation to the participant and deductible by the Company is measured by the then fair market value of the shares, which constitutes an addition to the participant's tax basis in such shares. In addition, a participant will generally recognize compensation taxable as ordinary income and the Company will be entitled to a deduction for any dividends paid on the shares during the restricted period. The Company's deduction generally is allowable for its taxable year in which the participant's taxable year of income inclusion ends.

Stock Appreciation Rights. A participant who receives stock appreciation rights will generally recognize compensation taxable as ordinary income upon exercise of the stock appreciation rights equal to the amount of appreciation payable, whether payment is made in cash, shares of common stock, or a combination thereof. If payment is made in shares, the Company's deduction generally is allowable for its taxable year in which the stock appreciation rights are exercised. If payment is made in cash, the Company's deduction generally is allowable for its taxable year in which the participant's taxable year of income inclusion ends.

The Board of  Directors  recommends  a vote FOR the proposed amendment.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth all compensation paid or accrued during each of the last three fiscal years to the Chief Executive Officer and each of the other four executive officers of the Company (the Named Executive Officers) whose salary and bonus exceeded $100,000 during fiscal 1999.

                           Summary Compensation Table

                                                                                          Long-Term
                                                 Annual Compensation                    Compensation         All Other
                                    ------------------------------------------          ------------          Compen-
Name and                 Fiscal     Salary        Bonus       Other Annual        Securities Underlying       sation
Principal Position         Year       ($)        ($)(1)      Compensation ($)           Options(2)            ($) (3)
------------------       ------     ------       ------      ----------------           ----------          -----------
Brian D. McLaughlin        1999   $268,077          --                 --                   50,000              $52,206
President and CEO          1998    258,077       75,000                --                       --               52,206
                           1997    250,000      125,000                --                       --               51,726

Roger J. Wolf              1999   $165,946           --                                     25,000              $47,566
Sr. VP, Secretary          1998    160,039       50,000                --                       --               48,064
Treasurer and CFO          1997    156,000       60,000                --                       --               47,086

James D. Fabris            1999   $165,904           --                --                   35,000              $23,984
Executive Vice             1998    156,154       65,000                --                       --               24,054
President - Operations     1997    140,000       60,000                --                       --               23,504

Richard Blake              1999   $135,268           --                --                       --                   --
V.P. of Hurco and          1998    128,124       40,000                --                       --               $1,791
President Hurco Machine    1997    108,550       41,750                --                       --                4,633
Tool Products Division

David E. Platts            1999   $105,000           --                --                   10,000              $14,802
Vice President of          1998    104,038       10,000                --                       --               15,436
Research & Development     1997    100,000       45,000                --                       --               13,153
---------------------------

(1)    Represents cash bonuses earned and paid in the subsequent year.
(2) Represents shares of common stock underlying grants of options made during the year. We have not granted any Stock
       Appreciation Rights (SARs).
(3) Represents contributions to defined contribution plans and split dollar life insurance premiums. During fiscal 1997, we initiated Split-Dollar Life Insurance Agreements with certain officers. Under the terms of the agreements, we pay all of the premiums on behalf of the officers. We will be repaid the premiums from the policies' cash surrender value when the policies are terminated in accordance with the provisions of the agreements.

                          Defined Contribution Plan   Company paid Split-Dollar
Name                            Company Match          Life Insurance Premiums

Brian D. McLaughlin                $4,800                      $47,406
Roger J. Wolf                       4,800                       42,766
James D. Fabris                     4,800                       19,184
David E. Platts                     2,587                       12,215

Stock Options

The following table sets forth information related to options granted and exercised during fiscal 1999 and options held at fiscal year-end by the Named Executive Officers. We do not have any outstanding SARs.

                        Option Grants During Fiscal 1999

                                                    % of Total                                 Potential Realizable
                                      Number of      Options                                 Value at Assumed Annual
                                      Securities    Granted to                                 Rates of Stock Price
                                      Underlying    Employees     Exercise                   Appreciation for Option
                                       Options      in Fiscal       Price      Expiration             Term1
Name                                   Granted2        Year        ($/SH)         Date           5%($)        10%($)
----                                   --------        ----        ------         ----           -----        -----
Brian D. McLaughlin                     50,000        16.4%        $5.813       12/15/08       182,788      463,221
Roger J. Wolf                           25,000         8.2%        $5.813       12/15/08        91,394      231,611
James D. Fabris                         35,000        11.5%        $5.813       12/15/08       127,952      324,255
David E. Platts                         10,000         3.3%        $5.813       12/15/08        36,558       92,644

1 The potential realizable value illustrates value that might be realized upon the exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of Hurco's common stock from the date of grant through the term of the options.

2 Options may be exercised in five annual installments commencing on the first anniversary of the date of grant.

                                 Aggregated Option Exercises in Fiscal 1999 and Year-End Option Values

                                                                                                  Value of
                                                                  Number of                      Unexercised
                                                           Securities Underlying                In-the-Money
                             Shares                          Unexercised Options                    Options
                            Acquired                            at FY-End (#)                 at FY-End ($) (1)
                              on            Value         ------------------------        ---------------------
                           Exercise       Realized         Exer-           Unexer-          Exer-      Unexer-
Name                         (#)            ($)          cisable           cisable        cisable      cisable
----                       ---------     ---------       -------           -------        -------      -------
Brian D. McLaughlin           --             --          125,000            50,000        $70,000           --
Roger J. Wolf                 --             --           50,000            25,000          7,000           --
James D. Fabris               --             --           36,000            39,000         33,250           --
Richard Blake                 --             --           17,000             4,000          7,875           --
David E. Platts               --             --           28,000            12,000         20,625           --
-----------------------------------------
(1)  Value is calculated  based on the closing  market price of the common stock on October 31, 1999 ($ 3.50) less the option exercise price.

Compensation Committee Interlocks and Insider Participation

During  fiscal 1999 the members of the  Compensation  Committee  were Hendrik
J. Hartong, Jr., O. Curtis Noel and Charles E. Mitchell Rentschler. None of the Committee members is a current or former officer or employee of the Company or any of its subsidiaries.

Employment Contracts

Brian D. McLaughlin entered into an employment contract on December 14, 1987. The contract term is month-to-month. Mr. McLaughlin's salary and bonus arrangements are set annually by the Compensation Committee of the Board of Directors. Other compensation, such as stock option grants, is awarded periodically at the discretion of the Compensation Committee. As part of that contract, Mr. McLaughlin is entitled to 12 months' salary if his employment is terminated for any reason other than gross misconduct.

Roger J. Wolf entered into an employment contract on January 8, 1993. The contract term is unspecified. Mr. Wolf's salary and bonus arrangements are set annually by the Compensation Committee of the Board of Directors. Other compensation, such as stock option grants, is awarded periodically at the discretion of the Compensation Committee. As part of that contract, Mr. Wolf is entitled to 12 months' salary if his employment is terminated without just cause.

James D. Fabris entered into an employment contract on November 18, 1997. The contract term is unspecified. Mr. Fabris' salary and bonus arrangement are set annually by the Compensation Committee of the Board of Directors. Other compensation, such as stock option grants, is awarded periodically at the discretion of the Compensation Committee. As part of the contract, Mr. Fabris is entitled to 12 months' salary if his employment is terminated for any reason other than gross misconduct.

Richard Blake entered into an employment contract on April 21, 1999 which extends through December 31, 2000. Mr. Blake's salary and bonus arrangements are set annually by the Board of Directors. Other compensation, such as stock option grants, is awarded periodically at the discretion of the Board of Directors. As part of the contract, Mr. Blake is entitled to continuation of base salary through December 31, 2000, if his employment is terminated without cause. Mr. Blake may voluntarily resign in which case Hurco has no further obligation.



                   BOARD OF DIRECTORS' COMPENSATION COMMITTEE

                        REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors establishes policies relating to the compensation arrangements of the Chief Executive Officer and all other executive officers and oversees the administration of the Company's employee benefit plans. All decisions of the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board.

Compensation Policy

The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policy integrates annual base compensation with incentive compensation plans based upon corporate performance and individual initiatives and performance. Measurement of corporate performance is primarily based on Company goals and industry performance levels. Accordingly, in years in which performance goals and industry levels are achieved or exceeded, executive compensation tends to be higher than in years in which performance is below expectations. Annual cash compensation, together with stock option incentives, are designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company.

Stock options are granted from time to time to key employees, based primarily on such person's potential contribution to the Company's growth and profitability. The Compensation Committee feels that stock options are an effective incentive for managers to create value for shareholders since the value of an option bears a direct relationship to the Company's stock price. The Compensation Committee believes that linking compensation for the Chief Executive Officer and all other executive officers to corporate performance results in a better alignment of compensation with corporate goals and shareholder interest. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately.

Fiscal 1999 Executive Compensation

For fiscal 1999,  the  Company's  compensation  program for the Chief  Executive
Officer and all other executive officers consisted of (i) base salary; (ii) bonus awards based upon the performance measurements described above; and (iii) stock option awards. During fiscal year 1999, the annual compensation of the Chief Executive Officer included base salary, which was increased from fiscal 1998 for a cost-of-living adjustment and stock option awards. In evaluating 1999 performance, the Committee considered the Company's financial performance in relation to its business plan and other corporate performance criteria and determined that no bonus would be awarded to the Chief Executive Officer and other corporate executive officers. The Committee believes that compensation levels for the Chief Executive Officer and all other executive officers and key employees during fiscal 1999 adequately reflect the Company's compensation goals and policies.

                                 Hendrik J. Hartong, Jr.
                                 O. Curtis Noel
                                 Charles E. Mitchell Rentschler

                          SECURITY OWNERSHIP OF CERTAIN

                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 1, 2000, regarding beneficial ownership of the Company's common stock by each director and Named Executive Officer, by all directors and executive officers as a group, and by certain other beneficial owners of more than 5% of the common stock. Each such person has sole voting and investment power with respect to such securities, except as otherwise noted.

                                                                                     Shares Beneficially Owned

Name and Address                                                                Number                   Percent

                                               Other Beneficial Owners
Wellington Management Co.                                                     645,000 (1)                  10.8%
75 State Street
Boston, Massachusetts  02109

Wellington Trust Company, NA                                                  555,000 (2)                   9.3%
79 State Street
Boston, MA  02109

The Prudential Insurance Company of America                                   489,364 (3)                   8.2%
4 Gateway Center
Newark, New Jersey 07102

The TCW Group, Inc.                                                           324,800 (4)                   5.5%
865 South Figueroa Street
Los Angeles, California  90017

Brynwood Partners II L.P., et al                                              762,561 (5)                  12.0%
Two Soundview Avenue
Greenwich, Connecticut  06830

Dimensional Fund Advisors                                                     398,900 (6)                   6.7%
1299 Ocean Avenue
Santa Monica, CA  90401

FMR Corporation                                                                379,028 (7)                  6.4%
82 Devonshire Street
Boston, Massachusetts 02109

                        Directors and Executive Officers

Hendrik J. Hartong, Jr.                      346,013 (5,8)                5.4%
Andrew L. Lewis IV                            34,000 (8)                  0.6%
Brian D. McLaughlin                          183,586 (9,10)               2.9%
E. Keith Moore                                38,010 (11)                 0.6%
Richard T. Niner                             694,549 (5,8)               10.9%
O. Curtis Noel                                25,000 (8)                  0.4%
Charles E. Mitchell Rentschler                45,000 (8,12)               0.7%
Roger J. Wolf                                 68,492 (13)                 1.1%
James D. Fabris                               43,500 (14)                 0.7%
Richard Blake                                 18,000 (15)                 0.3%
David E. Platts                               31,700 (16)                 0.5%
Executive officers and directors           1,260,724 (17)                19.8%
as a group (12 persons)


(1) According to a Schedule 13G, dated December 31, 1999, Wellington Management Co. has shared voting power for all shares.

(2) According to a Schedule 13G, dated December 31, 1999, Wellington Trust Company, NA has shared voting power for all shares.

(3) According to a Schedule 13G, dated December 31, 1999, the PrudentiaL Insurance Company of America has sole voting power for all shares.

(4) According to a Schedule 13G, dated December 31, 1999, the TCW Group, Inc. has shared voting power for all shares.

(5) Represents shares owned by a group, consisting of Brynwood Partners II L.P. ("Brynwood II"), its general partner, Brynwood Management II, L.P. ("Brynwood Management II"), and the partners of Brynwood Management, Hendrik J. Hartong, Jr., and Richard T. Niner. Brynwood Management II has shared voting and dispositive power over 278,001 shares; Mr. Hartong has sole voting and dispositive power over 68,012 (including 25,000 shares subject to the exercise of non-qualified options) shares and shared voting and dispositive power over 278,001 shares; Mr. Niner has sole voting and dispositive power over 416,548 (including 25,000 shares subject to the exercise of non-qualified options) shares and shared voting and dispositive power over 278,001 shares. The shares in the table for Mr. Hartong and Mr. Niner include those shares over which they have voting and investment power.

(6) According to a Schedule 13G, dated December 31, 1999, Dimensional Fund Advisors has sole voting power for all shares.

(7) According to a Schedule 13G, dated December 31, 1999, FMR Corporation has no voting power for any of the shares.


(8) Includes 25,000 shares subject to options that are exercisable within 60 days.

(9) Includes 135,000 shares subject to options held by Mr. McLaughlin that are exercisable within 60 days.

(10) Includes 10,986 shares owned by Mr. McLaughlin's wife and children, as to which he may be deemed to have beneficial ownership.

(11) Includes 11,000 shares subject to options that are exercisable within 60 days.

(12) Includes 1,000 shares owned by Mr. Rentschler's wife, as to which he may be deemed to have beneficial ownership.

(13) Includes 55,000 shares subject to options that are exercisable within 60 days.

(14) Includes 43,000 shares subject to options that are exercisable within 60 days.

(15) Includes 17,000 shares subject to options that are exercisable within 60 days.

(16) Includes 30,000 shares subject to options that are exercisable within 60 days.

(17) Includes 421,000 shares subject to options that are exercisable within 60 days.

                                PERFORMANCE GRAPH

The following graph illustrates the cumulative total shareholder return on Hurco common stock for the five-year period ended October 31, 1999, as compared to the NASDAQ stock market index for U.S. companies and to a peer group consisting of NASDAQ traded securities for U.S. companies in the same Standard Industrial Code
(SIC) group as Hurco (Industrial and Commercial Machinery and Computer Equipment). The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of Hurco common stock.

                             INDEPENDENT ACCOUNTANTS

Arthur Andersen LLP served as the independent accountants to audit the financial statements of Hurco for the fiscal year ended October 31, 1999. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders. The Board of Directors expects to reappoint Arthur Andersen LLP as independent accountants to serve for the fiscal year ended October 31, 2000.

                              SHAREHOLDER PROPOSALS

The date by which shareholder proposals must be received by the Company for inclusion in proxy materials relating to the 2001 Annual Meeting of Shareholders is December 6, 2000.

In order to be considered at the 2001 Annual Meeting, shareholder proposals must comply with the advance notice and eligibility requirements contained in the Company's By-Laws. The Company's By-Laws provide that shareholders are required to give advance notice to the Company of any business to be brought by a shareholder before an annual shareholders' meeting. For business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely written notice thereof to the Secretary of the Company. In order to be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days prior to the meeting. In the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. The notice must contain specified information about the proposed business and the shareholder making the proposal. A copy of the Company's By-Laws is available upon request. Such requests and any shareholder proposals should be sent to Roger J. Wolf, Secretary, Hurco Companies, Inc., One Technology Way, P.O. Box 68180, Indianapolis, Indiana, 46268, the principal executive offices of the Company.

                           ANNUAL REPORT ON FORM 10-K

The Company filed its Annual Report on Form 10-K for the fiscal year ended October 31, 1999 with the Securities and Exchange Commission. Shareholders may obtain a copy of the Form 10-K by writing to Roger J. Wolf, Senior Vice-President and Chief Financial Officer, Hurco Companies, Inc., One Technology Way, P. O. Box 68180, Indianapolis, Indiana 46268. A copy of the 10-K can also be obtained at hurco.com or SEC.gov.

                                 OTHER BUSINESS

The Board of Directors knows of no other matters which may be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their business judgment on such matters.

                                     Annex A

(Text proposed to be added and is underlined. Text proposed to be deleted is in all caps.)

                              Hurco Companies, Inc.
                      1997 Stock Option and Incentive Plan

                  1. Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining officers, directors and
                                                            ------------
key  employees  of the  Company and its Affiliates.

                  2. Definitions. The following definitions are applicable to the Plan:

                  "Affiliate" -- means any "parent corporation" or "subsidiary corporation" of the Company as such terms are defined in Code sections 424(e) and (f), respectively.

                  "Affiliated SAR" -- means a SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.

                  "Award" -- means the grant by the Committee of Incentive Stock Options, Non-Qualified Stock Options, SARs, Restricted Shares, Performance Shares or any combination thereof, as provided in the Plan.

                  "Award Agreement" -- means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

                  "Base Price" -- means the amount over which the appreciation in value of a Share will be measured upon exercise of an SAR.

                  "Board" -- means the Board of Directors of the Company.

                  "Change in Control" -- means each of the events specified in the following clauses (i) through (iii): (i) any third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act after the date of the adoption of the Plan by the Board, first becomes the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Company may be cast, (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company or
(iii) the shareholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Company; provided, however, that the occurrence of any of such events shall not be deemed a Change in Control if, prior to such occurrence, a resolution specifically approving such occurrence shall have been adopted by at least a majority of the Board of Directors of the Company.

                  "Code" -- means the Internal Revenue Code of 1986, as amended.

                  "Committee" -- means the Committee appointed by the Board pursuant to Section 3 of the Plan.

                  "Company" -- means Hurco Companies, Inc., an Indiana corporation.

                  "Continuous Service" -- means, in the case of an Employee, the
                                               -----------------------------
absence of any  interruption  or  termination  of service as an  Employee of the
                                                                             ---
Company  or an  Affiliate;  and  in  the  case  of an  individual  who is not an
--------------------------------------------------------------------------------
Employee,  the  absence  of any  interruption  or  termination  of  the  service
--------------------------------------------------------------------------------
relationship  between the  individual  and the Company or an Affiliate.  Service
------------------------------------------
shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of any transfer between the Company and an Affiliate or any successor to the Company.

                  "Director" -- means any individual who is a member of the Board.

                  "Disability" -- means total and permanent disability as determined by the Committee pursuant to Code section 22(e)(3).

                  "Employee" -- means any person, including an officer or Director, who is employed by the Company or any Affiliate.

                  "Exchange Act" -- means the Securities Exchange Act of 1934, as amended.

                  "Exercise Price" -- means the price per Share at which the Shares subject to an Option may be purchased upon exercise of the Option.

                  "Freestanding   SAR"   --   means  a  SAR   that  is   granted
independently of any Option.

                  "Incentive Stock Option" -- means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan which is intended to qualify under Code section 422.

                  "Market Value" -- means the last reported sale price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of one Share on the principal exchange on which the Shares are listed for trading, or if the Shares are not listed for trading on any exchange, the average trading price of one share on the date in question as reported on the Nasdaq National Market or any similar system then in use, or, if the Shares are not listed on the Nasdaq National Market, the mean between the closing high bid and low asked quotations of one Share on the date in question as reported by Nasdaq or any similar system then in use, or, if no such quotations are available, the fair market value on such date of one Share as the Committee shall determine.

                  "Non-Qualified Stock Option" -- means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan, which option is not intended to qualify under Code section 422.

                  "Option" -- means an Incentive Stock Option or a Non-Qualified Stock Option.

                  "Participant" -- means any EMPLOYEE OF THE COMPANY OR ANY AFFILIATE individual who is selected by the Committee to receive an Award.
          ----------
                  "Performance Cycle" -- means the period of time, designated by the Committee, over which Performance Shares may be earned.

                  "Performance  Shares"  -- means  Shares  awarded  pursuant  to
Section 12 of the Plan.

                  "Plan" -- means the Hurco Companies, Inc., 1997 Stock Option and Incentive Plan.

                  "Reorganization" -- means the liquidation or dissolution of the Company or any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof).

                  "Restricted Period" -- means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 10 of the Plan with respect to Restricted Shares.

                  "Restricted Shares" -- means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 10 of the Plan, so long as such restrictions are in effect.

                  "Retirement"  -- means A PARTICIPANT'S,  with  respect  to an
                                                        -----------------------
Employee,  cessation of Continuous  Service on or after age 65 or such other age
---------
as set forth in the Company's retirement policy as in effect from time to time and, with respect to a Director who is not an Employee, cessation of Continuous
--------------------------------------------------------------------------------
Service on the Board.
---------------------
                  "Stock Appreciation Right" or "SAR" -- means an Award, granted alone or in connection with a related Option, pursuant to Section 11 of the Plan.

                  "Securities Act" -- means the Securities Act of 1933, as amended.

                  "Shares" -- means the shares of common stock, no par value, of the Company.

                  "Tandem SAR" -- means a SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).

                  3. Administration. The Plan shall be administered by the Committee, which shall consist of two or more members of the Board, each of whom shall be a "non-employee director" as provided under Rule 16b-3 of the Exchange Act, and an "outside director" as provided under Code section 162(m). The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (a) select Participants and grant Awards; (b) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards shall be granted under the Plan; (d) prescribe the form and terms of Award Agreements; (e) establish procedures and regulations for the administration of the Plan; (f) interpret the Plan; and (g) make all determinations deemed necessary or advisable for the administration of the Plan.

                  A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be acts of the Committee. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

                  4. Participants. The Committee may select from time to time Participants in the Plan from those officers, Directors and key Employees of the Company or its Affiliates who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates.

                  5. Shares Subject to Plan, Limitations on Grants and Exercise Price. Subject to adjustment by the operation of Section 13 hereof:

                           (a) The maximum  number of Shares which may be issued
                  with respect to Awards made under the Plan is 500,000 1,000,000 Shares. The Shares with respect to which Awards may
                  ---------
                  be made under the Plan may either be authorized and unissued shares or unissued shares heretofore or hereafter reacquired and held as treasury shares. Any Award which expires, terminates or is surrendered for cancellation or with respect to Restricted Shares which is forfeited (so long as any cash dividends paid on such Shares are also forfeited), may be subject to new Awards under the Plan with respect to the number of Shares as to which a termination or forfeiture has occurred.

                           (b) The number of Shares  which may be granted  under
                  the Plan to any Participant during the term of the Plan under all forms of Awards shall not exceed 100,000 250,000 Shares.
                                                               -------
                           (c) Notwithstanding any other provision under the Plan, the Exercise Price for any Incentive Stock Option and the Base Price for any Tandem or Affiliated SAR granted in connection with an Incentive Stock Option awarded under the Plan may not be less than the Market Value of the Shares on the date of grant.

                  6. General Terms and Conditions of Options. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to prescribe the terms and conditions (which need not be identical among Participants) of the Options. Each Option shall be evidenced by an Award Agreement that shall specify: (a) the Exercise Price, (b) the number of Shares subject to the Option, (c) the expiration date of the Option, (d) the manner, time and rate (cumulative or otherwise) of exercise of the Option, (e) the restrictions, if any, to be placed upon the Option or upon Shares which may be issued upon exercise of the Option, (f) the conditions, if any, under which a Participant may transfer or assign Options, and (g) any other terms and conditions as the Committee, in its sole discretion, shall determine. The Committee may, as a condition of granting any Option, require that a Participant agree to surrender for cancellation one or more Options previously granted to such Participant.

                  7.       Exercise of Options.

                           (a) Except as provided in Section 16, an Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant, and except as provided in Section 8 of the Plan, no Option may be exercised unless at the time the Participant exercises the Option, the Participant has maintained Continuous Service since the date of the grant of the Option.

                           (b) To exercise an Option under the Plan, the Participant must give written notice to the Company specifying the number of Shares with respect to which the Participant elects to exercise the Option together with full payment of the Exercise Price. The date of exercise shall be the date on which the notice is received by the Company. Payment may be made either (i) in cash (including check, bank draft or money order), (ii) by tendering Shares already owned by the Participant and having a Market Value on the date of exercise equal to the Exercise Price, (iii) by requesting that the Company withhold Shares issuable upon exercise of the Option having a Market Value equal to the Exercise Price, or (iv) by any other means determined by the Committee in its sole discretion.

                  8. Termination of Options. Unless otherwise specifically provided by the Committee in the Award Agreement or any amendment thereto, Options shall terminate as provided in this Section.

                           (a) Unless sooner  terminated under the provisions of
                  this Section, Options shall expire on the earlier of the date specified in the Award Agreement or the expiration of ten (10) years from the date of grant.

                           (b) If the  Continuous  Service of a  Participant  is
                  terminated for cause, or voluntarily by the Participant for any reason other than death, Disability or Retirement, all rights under any Options granted to the Participant shall terminate immediately upon the Participant's cessation of Continuous Service.

                           (c) If the  Continuous  Service of a  Participant  is
                  terminated by reason of Retirement or terminated by the Company without cause, the Participant may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant's cessation of Continuous Service, and in no event after the applicable expiration dates of the Options.

                           (d) In the event of the Participant's death or Disability, the Participant or the Participant's beneficiary, as the case may be, may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the one-year period immediately succeeding the Participant's cessation of Continuous Service by reason of death or Disability, and in no event after the applicable expiration date of the Options.

                  9. Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (a) no Incentive Stock Option shall be granted more than ten years from the earlier of the date the Plan is adopted by the Board of Directors of the Company or approved by the Company's Shareholders, (b) no Incentive Stock Option shall be exercisable more than ten years from the date the Incentive Stock Option is granted, (c) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (d) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant's lifetime only by such Participant, (e) no Incentive Stock Option shall be granted which would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, under all plans of the Company and its Affiliate, Shares having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000 (determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable), and (f) no Incentive Stock Option may be exercised more than three
(3) months after the Participant's cessation of Continuous Service (one (1) year in the case of Disability) for any reason other than death. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns shares possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option shall not be less than 110% of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five years from the date such Incentive Stock Option is granted.

                  10. Terms and Conditions of Restricted Shares. The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant Awards of Restricted Shares and to prescribe the terms and conditions (which need not be identical among Participants) in respect of the Awards. Unless the Committee otherwise specifically provides in the Award Agreement, an Award of Restricted Shares shall be subject to the following provisions:

                           (a) At the time of an Award of Restricted Shares, the
                  Committee shall establish for each Participant a Restricted Period during which, or at the expiration of which, the Restricted Shares shall vest. Subject to paragraph (e) of this Section, the Participant shall have all the rights of a shareholder with respect to the Restricted Shares, including but not limited to, the right to receive all dividends paid on the Restricted Shares and the right to vote the Restricted Shares. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Restricted Shares prior to the expiration of the Restricted Period, or to remove any or all restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of the Restricted Period.

                           (b) If a Participant  ceases  Continuous  Service for
                  any reason, including death, before the Restricted Shares have vested, a Participant's rights with respect to the unvested portion of the Restricted Shares shall terminate and be returned to the Company.

                           (c) Each certificate  issued in respect to Restricted
                  Shares shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

                           "The  transferability  of  this  certificate  and the
                  shares represented hereby are subject to the terms and conditions (including forfeiture) contained in the 1997 Stock Option and Incentive Plan of Hurco Companies, Inc., and an Award Agreement entered into between the registered owner and Hurco Companies, Inc. Copies of the Plan and Award Agreement are on file in the office of the Secretary of the Company."

                           (d) At the time of an Award of Restricted Shares, the
                  Participant shall enter into an Award Agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award.

                           (e) At the time of an Award of Restricted Shares, the
                  Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on the Restricted Shares by the Company, or a specified portion thereof, shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed with respect to the Restricted Shares, or (ii) the forfeiture of such Restricted Shares under paragraph (b) of this Section, and shall be held by the Company for the account of the Participant until such time. In the event of deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with accrued interest, shall be made upon the earlier to occur of the events specified in (i) and (ii) of this paragraph.

                           (f) At the expiration of the restrictions  imposed by
                  this Section, the Company shall redeliver to the Participant the certificate(s) and stock power deposited with the Company pursuant to paragraph (c) of this Section and the Shares represented by the certificate(s) shall be free of all restrictions.

                           (g) No Award of Restricted Shares may be assigned, transferred or encumbered.

                  11. Grant of SARs. Subject to the terms and conditions of the Plan, a SAR Award may be made to Participants at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof as follows:

                           (a) The Committee,  subject to the limitations of the
                  Plan, shall have complete discretion to determine the Exercise Price and other terms and conditions of SARs granted under the Plan. Each SAR Award shall be evidenced by an Award Agreement specifying the terms and conditions of the Award, including its term, the Base Price and the conditions of exercise.

                           (b) The Base Price of Shares with respect to a Tandem
                  or Affiliated SAR Award shall equal the Exercise Price of the Shares under the related Option.

                           (c) Tandem SARs may be  exercised  for all or part of
                  the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (i) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (ii) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR shall be exercisable only when the Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

                           (d) Upon  exercise of a SAR, a  Participant  shall be
                  entitled to receive payment from the Company in an amount determined by multiplying:

                                    (i) The  difference  between  the Market
                           Value of a Share on the date of
                           exercise over the Base Price; times

                                    (ii) The  number of Shares  with  respect to
                           which the SAR Award is exercised.

                           At the discretion of the Committee, payment for a SAR
                  may be in cash, Shares or a combination thereof.

                  12. Performance Shares. The Committee, in its sole discretion, may from time to time authorize the grant of Performance Shares upon the achievement of performance goals (which may be cumulative and/or alternative) as may be established, in writing, by the Committee based on any one or any combination of the following business criteria: (a) earnings per Share; (b) return on equity; (c) return on assets; (d) operating income; or (e) Market Value per Share. At the time as it is certified, in writing, by the Committee that the performance goals established by the Committee have been attained or otherwise satisfied within the Performance Cycle, the Committee shall authorize the payment of cash in lieu of Performance Shares or the issuance of Performance Shares registered in the name of the Participant, or a combination of cash and Shares. The grant of an Award of Performance Shares shall be evidenced by an Award Agreement containing the terms and conditions of the Award as determined by the Committee. To the extent required under Code Section 162(m), the business criteria under which performance goals are determined by the Committee shall be resubmitted to shareholders for reapproval no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the Plan.

                  If the Participant ceases Continuous Service before the end of a Performance Cycle for any reason other than Retirement, Disability, or death, the Participant shall forfeit all rights with respect to any Performance Shares that were being earned during the Performance Cycle. The Committee, in its sole discretion, may establish guidelines providing that if a Participant ceases Continuous Service before the end of a Performance Cycle by reason of Retirement, Disability, or death, the Participant shall be entitled to a prorated payment with respect to any Performance Shares that were being earned during the Performance Cycle.

                  13. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee to prevent the dilution or diminution of Awards. The Committee's determination with respect to any adjustments shall be conclusive. Any shares or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Shares shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing the shares or other securities shall be legended and deposited with the Company in the manner provided in Section 10 of this Agreement.

                  14. Effect of Reorganization. Unless otherwise provided by the Committee in the Award Agreement, Awards will be affected by a Reorganization as follows:

                           (a) If the Reorganization is a dissolution or liquidation of the Company then (i) the restrictions on Restricted Shares shall lapse and (ii) each outstanding Option or SAR Award shall terminate, but each Participant to whom the Option or SAR was granted shall have the right, immediately prior to the dissolution or liquidation to exercise the Option or SAR in full, notwithstanding the provisions of Section 9, and the Company shall notify each Participant of such right within a reasonable period of time prior to any dissolution or liquidation.

                           (b)   If   the   Reorganization   is  a   merger   or
                  consolidation,  other  than a Change  in  Control  subject  to
                  Section 15 of this Plan, upon the effective date of the Reorganization (i) each Participant shall be entitled, upon exercise of an Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, shares or other securities or consideration as the holders of Shares shall be entitled to receive pursuant to the terms of the Reorganization; and (ii) each holder of Restricted Shares shall receive shares or other securities as the holders of Shares received which shall be subject to the restrictions set forth in Section 10 unless the Committee accelerates the lapse of such restrictions and the certificate(s) or other instruments representing or evidencing the shares or other securities shall be legended and deposited with the Company in the manner provided in Section 10 of this Plan.

                  The adjustments contained in this Section and the manner of application of such provisions shall be determined solely by the Committee.

                  15. Effect of Change of Control. If the Continuous Service of any Participant of the Company or any Affiliate is involuntarily terminated, for whatever reason, at any time within twelve months after a Change in Control, unless the Committee shall have otherwise provided in the Award Agreement, (a) any Restricted Period with respect to an Award of Restricted Shares shall lapse upon the Participant's termination of Continuous Service and all Shares of Restricted Shares shall become fully vested in the Participant to whom the award was made; and (b) with respect to Performance Shares, the Participant shall be entitled to receive a prorata payment of Shares to the same extent as if the Participant ceases Continuous Service by reason of Retirement under Section 12 of the Plan. If a tender offer or exchange offer for Shares (other than such an offer by the Company) is commenced, or if the event specified in clause (iii) of the definition of a Change in Control contained in Section 2 shall occur, unless the Committee shall have otherwise provided in the Award Agreement, all Option and SAR Awards theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain exercisable in accordance with their terms; provided, however, that no Option or SAR shall be exercisable by a director or officer of the Company within six months of the date of grant of the Option or SAR and no Option or SAR which has previously been exercised or otherwise terminated shall become exercisable.

                  16. Assignments and Transfers. Except as otherwise expressly authorized by the Committee in the Award Agreement or any amendment thereto during the lifetime of a Participant no Award nor any right or interest of a Participant in any Award under the Plan may be assigned, encumbered or transferred otherwise than by will or the laws of descent and distribution.

                  17. Employee Rights Under the Plan. No officer, Employee or other person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no officer, Employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken under the Plan shall be construed as giving any Employee any right to be retained in the employ of the Company or any Affiliate.

                  18. Delivery and Registration of Shares. The Company's obligation to deliver Shares with respect to an Award shall, if the Committee requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities laws. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of the representation under the Securities Act or other state securities laws. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange or system on which Shares may then be listed, and (ii) the completion of any registration or other qualification of the Shares under any state or federal law, rule or regulation, as the Company shall determine to be necessary or advisable.

                  19. Withholding Tax. Prior to the delivery of any Shares or cash pursuant to an Award, the Company shall have the right and power to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable tax withholding requirements. The
Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares already owned having a Market Value equal to the amount required to be withheld. The amount of the withholding requirement shall be deemed to include any amount which the Committee determines, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined for these purposes. For these purposes, the value of the Shares to be withheld or delivered shall be equal to the Market Value as of the date that the taxes are required to be withheld.

                  20. Termination, Amendment and Modification of Plan. The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Code section 422 (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Company's common stock is listed or quoted) shareholder approval of any Plan amendment shall be obtained in the manner and to the degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan shall in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Participant to whom the Award was granted or transferee of the Award.

                  21. Effective Date and Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors, subject to ratification by the shareholders of the Company at the next annual meeting, and shall continue in effect for a term of ten years from the date of adoption by the Board of Directors unless sooner terminated under Section 20 of the Plan.

                  22. Governing Law. The Plan and Award Agreements shall be construed in accordance with and governed by the laws of the State of Indiana.

                  23. Awards to Foreign Nationals and Employees Outside the United States. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purpose of this Plan, the Committee may, without amending this Plan, (a) establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (b) grant Awards to such Participants in accordance with those rules.

                                            Adopted by the Board of Directors of
                                            Hurco Companies, Inc.
                                            as of March 6, 1997


                                            Adopted by the Shareholders of
                                            Hurco Companies, Inc.
                                            as of May 29, 1997

                Approved as Amended by the Board of Directors of
                ------------------------------------------------
                Hurco Companies, Inc. as of December 7, 1999
                --------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                  FORM OF PROXY
                                     -FRONT-
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------- ----------------------------------------------------------
                         HURCO COMPANIES, INC.                            1. To elect seven directors to serve until the
                                                                             next Annual Meeting or until their successors are
                                                                             duly elected and qualified.

------------------------------------------------------------------------- ----------------------------------------------------------
------------------------------------------------------------------------- ----------------------------------------------------------
                                                                                                            For All   With-  For All
                                                                                                            Nominees   hold  Except

Mark box at right if you plan to attend the Annual Meeting.                (01) Robert W. Cruickshank
                                                                           (02) Michael Doar
                                                                           (03) Hendrik J. Hartong, Jr.
Mark box at right if an address change or comment has been                 (04) Brian D. McLaughlin
noted on the reverse side of this card.                                    (05) Richard T. Niner
                                                                           (06) O. Curtis Noel
                                                                           (07) Charles E. Mitchell Rentschler

------------------------------------------------------------------------- ----------------------------------------------------------
------------------------------------------------------------------------- ----------------------------------------------------------
CONTROL NUMBER:                                                           To withhold authority to vote for any individual nominee,
RECORD DATE SHARES:                                                       mark the "For All Except" box and strike a line through
                                                                          the name(s) of the nominee(s).  Your shares will be voted
                                                                          "For" the remaining nominees(s).
------------------------------------------------------------------------- ----------------------------------------------------------
------------------------------------------------------------------------- ----------------------------------------------------------
                                                                          2. To approve or disapprove a proposed amendment to the
                                                                             Company's 1997 Stock Option and Incentive Plan which
                                                                             (i) increase from 500,000 to 750,000 the number of
                                                                             shares of common stock subject to issuance under the
                                                                             plan, (ii) increases from 100,000 to 200,000 the number
                                                                             of shares of common stock which may be granted to any
                                                                             individual participant pursuant to awards made under
 Please be sure to sign and date this Proxy.  Date:_____________             the plan, and (iii) adds as eligible participants in
                                                                             the Company's Board of Directors who are not employees
 _____________________________          ________________________             of the Company.
                                                                                ___               ___             ___
                                                                                For             Against         Abstain
------------------------------------------------------------------------- ----------------------------------------------------------
------------------------------------------------------------------------- ----------------------------------------------------------
     Shareholder Sign Here               Co-Owner Sign Here               3. To transact such other business as may properly
                                                                             come before the Annual Meeting or any adjournments
                                                                             thereof.

------------------------------------------------------------------------- ----------------------------------------------------------

                                 FORM OF PROXY
                                    - BACK -

                              HURCO COMPANIES, INC.

                 One Technology Way, Indianapolis, Indiana 46268

             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - May 23, 2000

                  Solicited on Behalf of the Board of Directors

The undersigned hereby appoints as proxies Brian D. McLaughlin and Richard T. Niner, or either of them, with full power of substitution, to vote all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Hurco Companies, Inc., to be held at Hurco's Corporate Office, One Technology Way, Indianapolis, Indiana at 10:00 a.m. (Indianapolis time) (11:00 a.m. EDT), on Tuesday, May 23, 2000 and any adjournments thereof, upon the matters on the reverse side.

Only shareholders of record as of the close of business on March 17, 2000, are entitle to notice of and to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for approval of one or more of the above matters at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies. If you do not expect to attend the Annual Meeting, please mark, sign and date the enclosed proxy and return it in the enclosed return envelope which requires no postage if mailed in the United States.

The share represented by the Proxy, unless otherwise specified, shall be voted FOR each nominee listed on the reserve side.

    PLEASE  VOTE,  DATE AND SIGN ON  RESERVE  SIDE AND RETURN PROMPTLY IN THE
                                ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name(s) appear(s) on the reverse side hereof. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

Has Your Address Changed?                  Do You Have Any Comments?

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